McCarthy Tétrault LLP Suite 2400, 745 Thurlow Street Vancouver BC V6E 0C5 Canada Tel: 604-643-7100 Fax: 604-643-7900

Exhibit 5.1

April 9, 2024

International Tower Hill Mines Ltd.
Suite 1570 – 200 Burrard Street
Vancouver, British Columbia
V6C 3L6

Dear Sirs:

Re:	International Tower Hill Mines Ltd.
Registration Statement on Form S-8

We have acted as Canadian counsel to International Tower Hill Mines Ltd. (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-8 to be filed on the date hereof (the “Registration Statement”), relating to the registration under the Act of up to 19,969,344 common shares with no par value of the Company (the “Award Shares”) pursuant to (a) the International Tower Hill Mines Ltd. 2006 Stock Option Plan, as amended, and (b) the International Tower Hill Mines Ltd. 2017 Deferred Share Unit Incentive Plan (together, the “Plans”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Plans;

(c)	the Company’s articles (the “Articles”), as in effect on the date hereof; and

(d)	a copy of the unanimous written consent resolutions of the Company’s Board of Directors relating to the Registration Statement and other matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that, at the time any options or deferred shares units (collectively, “Awards”) are granted pursuant to the Plans, or any Award Shares are issued in exchange for or on the exercise or conversion of such Awards, the Articles, and the Applicable Laws (defined below), shall not have been amended so as to affect the validity of such issuance.

The opinions expressed herein are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Applicable Laws”).

Based and relying upon and subject to the foregoing, we are of the opinion that the Award Shares, when issued in accordance with the applicable Plan in exchange for or on the exercise or conversion of Awards duly granted in accordance with such Plan, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Award Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm wherever appearing in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Laws.

Yours very truly,

/s/ McCarthy Tétrault LLP

McCarthy Tétrault LLP